Exhibit 10.2
ATRICURE, INC. 2023 STOCK INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES
ATRICURE, INC. (the “Company”), pursuant to the 2023 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), hereby irrevocably grants you (the “Participant”), on March 1, 2024 (the “Grant Date”) a forfeitable Performance Stock Unit Award (the “Performance Unit Award”) representing the right to receive shares of Company common stock, $.001 par value per share (“Common Stock”), subject to the restrictions, terms and conditions herein.
WHEREAS the Participant is an employee of the Company or a Subsidiary.
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Performance Stock Unit Award Agreement (including any Appendix attached hereto, the “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:
1.Terms and Conditions.
(a)Grant; Vesting.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant as of the Grant Date, a total of ________ performance stock units (“Performance Units”) which shall be credited in a book entry account established for the Participant until payment in accordance with Section 1(f). Subject to the other terms and conditions contained in this Agreement and the Plan, the restrictions on the Performance Units shall lapse over the four years after the Grant Date (the “Performance Period”). The actual number of Performance Units that are earned, if any, pursuant to the terms and conditions of the Agreement will be determined by the Committee (the “Total Award”) and shall be computed in accordance with the terms and conditions of this Agreement and Appendix A. During the Performance Period, there will be three measurement periods (each a “Measurement Period”, with the final date of each Measurement Period being the “Measurement Period Date”) of the Company’s performance based on the simple moving average of the closing price of the Company’s Common Stock during the sixty (60) calendar days immediately prior to and including the Measurement Period Date (the “Performance Criteria”). If the Performance Criteria is achieved, then the number of Performance Units associated with that Measurement Period shall vest on the last day of that Measurement Period (a “Vesting Date”). Performance Units that do not vest at the end of a Measurement Period shall be forfeited automatically without further action or notice. Additionally, Performance Units that have not yet vested pursuant to this Section 1(a) shall be forfeited automatically without further action or notice if the Participant ceases to be employed by the Company or a Subsidiary other than as provided below.
(b)Death; Disability; Retirement; Good Reason. If the Participant’s employment with the Company or a Subsidiary has terminated prior to the end of the Performance Period due to the Participant’s death, Disability or Retirement, or the Participant terminates his employment with Good Reason, then as soon as administratively feasible after the termination date (in the Committee’s sole discretion) the Committee will determine the Total Award payable to Participant based on the Performance Criteria achieved as of such termination date.

(c)Change in Control. If, in connection with a Change in Control, the successor company, or a parent of the successor company, in the Change in Control does not agree to assume, replace, or substitute the Performance Units granted hereunder (as of the consummation of such Change in Control) with Performance Units on substantially identical terms, as determined by the Committee, then as of immediately prior to such Change in Control, Performance Units shall vest if the Performance Criteria is achieved based on the offered price per share of the Company’s Common Stock in connection with such Change in Control.
(d)Other Terms. If an offer letter or employment agreement to which Participant is a party with the Company or a Subsidiary provides for vesting in other circumstances, such as the Company or a Subsidiary terminating Participant’s employment without Cause or Participant terminating employment for Good Reason, the terms and conditions relating to vesting in such offer letter or employment agreement shall apply.
(e)Payment; Share Ownership; Dividend Equivalents. The Company shall settle as soon as administratively possible after the applicable Vesting Date any vested portion of the Performance Unit Award by the payment to the Participant of one share of Common Stock (a “Share”) for each vested Performance Unit, subject to any applicable tax withholding requirements. If the Participant is deemed a Specified Employee at the time of the Vesting Date, then such payment will be delayed until the earlier of the date that is six months following the Vesting Date and the Participant’s death. At no time prior to such Vesting Date shall the Participant be deemed for any purpose to be the owner of shares of Common Stock in connection with a Performance Unit Award and the Participant shall have no right prior to applicable Vesting Dates to vote Shares in respect of the Performance Unit Award.  However, the Participant shall possess dividend equivalent payment rights with respect to the Performance Units granted pursuant to this Agreement as of the Grant Date.  Any dividend equivalent payment on the Performance Units shall be based on the number of Performance Units credited to the Participant as of the dividend record date and such credited dividend equivalent payment amount shall be paid in accordance with quarterly dividend declarations by the Board of Directors on the Common Stock. The Participant will not have any rights of a shareholder of the Company with respect to the Performance Units until the delivery of the underlying Shares.  The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor.  No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
(f)Forfeiture.  Except as otherwise determined by the Committee in its sole discretion or as set forth in this Section 1, the unvested portion of Performance Unit Awards shall be forfeited without consideration to the Participant upon the Participant’s termination of employment with the Company or a Subsidiary for any reason.
2.Restrictive Covenant Agreement; Incorporation by Reference.
(a)Restrictive Covenant Agreement.  This Performance Unit Award is conditioned upon the Participant’s agreement to this Agreement and compliance with any applicable Restrictive Covenant and Confidentiality Agreement executed by the Participant in favor of the Company (“Restrictive Covenant Agreement”).
(b)Incorporation by Reference.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of this Agreement shall control. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Performance Unit Award.
3.Compliance with Legal Requirements.  The granting and delivery of Performance Unit Award, as applicable, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
4.Transferability.  No Performance Unit Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
5.Section 280G. If any payment or benefit due under this Performance Stock Award, together with all other payments and benefits that the Participant is entitled to receive from the Company or any of its Affiliates, would (if paid) constitute an “excess parachute payment” (as defined in Code Section 280G(b)(1)), the amounts otherwise payable under this Performance Stock Award shall either (i) be paid in full, with Participant being liable for the excise tax under Code Section 4999 or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company (or an Affiliate) by reason of Code Section 280G or result in an excise tax payable pursuant to Code Section 4999, whichever results in the best economic position for Participant, as determined by the Committee. The determination of whether any payment or benefit would (if paid or provided) constitute an “excess parachute payment” will be made by the Committee.
6.Adjustments.  The number and kind of shares of Common Stock deliverable pursuant to the Performance Stock Award are subject to adjustment as provided in Section 12 of the Plan.
7.Miscellaneous.
(a)Waiver.  Any right of the Company contained in this Agreement may be waived in writing by the Committee.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.  No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)No Right to Employment.  Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without Cause at any time for any reason whatsoever.  Although over the course of employment terms and conditions of employment may change, the at-will term of employment of the Participant will not change. For purposes of this Agreement, the continuous employment of the Participant with the Company and its Affiliates shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company and its Affiliates, by reason of the transfer of the Participant’s employment among the Company and its Affiliates or a leave of absence approved by the Committee.

(d)Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(e)Relation to Other Benefits.  Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
(f) Taxes and Withholding.  To the extent that the Company or any of its Affiliates is required to withhold any federal, state, local, foreign or other tax in connection with the Performance Units or dividend equivalent payments thereon pursuant to this Agreement, it shall be a condition to earning the award that the Participant make arrangements satisfactory to the Company or any of its Affiliates for payment of such taxes required to be withheld.  The Committee may, in its sole discretion, require the Participant to satisfy such required withholding obligation by surrendering to the Company a portion of the Shares earned by the Participant hereunder, and the Shares so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of surrender or in such other reasonable manner as determined by the Company.
(g)Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Participant.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, no amendment of the Plan or this Agreement shall adversely affect the rights of the Participant under this Agreement without the Participant's consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.
(h)Section 409A of the Code.  It is intended that the Performance Units shall be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The terms of this Agreement shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent.  Without limiting the foregoing, the Performance Units shall not be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged or modified in a manner that would cause the award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise would subject the Participant to the additional tax imposed under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representation that the Restricted Stock Units provided under this agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
(i)Entire Agreement.  This Agreement, the Plan and, if applicable, the Restrictive Covenant Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto; provided, however, the Participant understands that the Participant may have an existing agreement(s) with the Company, through prior awards, acquisition of a prior employer or otherwise, that may include the same or similar covenants as those in any Restrictive Covenant Agreement, and acknowledges that any Restrictive Covenant Agreement is meant to supplement any such agreement(s) such that the covenants in the agreements that provide the Company with the greatest protection enforceable under applicable law shall control, and that the parties do not intend to create any ambiguity or conflict that would release the Participant from the obligations the Participant has assumed under the restrictive covenants in any of these agreements, including any Restrictive Covenant Agreement.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.
(j)Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.
(l)Electronic Delivery.  The Participant consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to the Chief Financial Officer of the Company, this consent shall be effective for the duration of the Agreement.  The Participant also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Participant consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

The undersigned acknowledges that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) are available for viewing on the Company’s intranet site at www.atricure.com.  The Participant consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact the Company’s Chief Financial Officer at (513) 755-4100 to request a paper copy of the Prospectus Information at no charge. The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and accepts the Award described herein on the terms and conditions set forth in this Agreement and in the Plan.

ATRICURE, INC.
By:______________________
PARTICIPANT
_________________________

Appendix A

Award of Performance Units:

The Performance Period shall commence on March 1, 2024, and end on March 1, 2028.

The Participant shall earn the Performance Units based on the simple moving average of the closing price of the Company’s Common Stock during the sixty (60) calendar days immediately prior to and including the Measurement Period Dates in the table below. The moving average must be equal to or exceed the Performance Criteria in the table below for each respective Measurement Period in the table below.

Performance Units that do not vest at the end of a Measurement Period shall be forfeited automatically without further action or notice.

Performance Unit Grant
				Measurement Periods
Grant Date Price	Tranche	Payout % of Performance Award	Performance Unit Payout	March 1, 2026	March 1, 2027	March 1, 2028
$36.28	Tranche 1	10%		$50.00	n/a	n/a
	Tranche 2	20%		n/a	$62.50	n/a
		20%		n/a	$75.00	n/a
	Tranche 3	25%		n/a	n/a	$87.50
		25%		n/a	n/a	$100.00

In the event of a stock split, stock distribution or other event that materially changes the Company’s capital structure, the parties hereto shall have the right to make adjustments to this Appendix A.